UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 21, 2013

Alliance One International, Inc.
(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8001 Aerial Center Parkway
Morrisville, NC 27560-8417
(Address of principal executive offices)

(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2013 Alliance One International, Inc. (the “Company”) announced that Robert A. Sheets, Executive Vice President - Chief Financial Officer and Chief Administrative Officer, will be retiring from the Company, relinquishing his role as Chief Financial Officer effective December 31, 2013, but remaining as Executive Vice President - Chief Administrative Officer for a transition period. The Company further announced that Joel L. Thomas, currently Vice President - Treasurer, is appointed as Executive Vice President - Chief Financial Officer effective January 1, 2014. In addition, the Company announced the re-assignment of other officers. Effective January 1, 2014, Nichlas A. Fink, the Company’s Chief Compliance Officer, will also assume the position of Vice President-Controller (principal accounting officer) and Hampton R. Poole, Jr., the Company’s current Vice President-Controller, will serve as Director of Supply Chain. The announcement followed formal notification by Mr. Sheets to the Company on November 15, 2013 and action by the Executive Committee of the Company’s Board of Directors on that date.

The Company issued a press release on November 21, 2013 announcing these changes, which press release is filed as Exhibit 99.1 hereto. The press release, including the biographical information with respect to Messrs. Thomas and Fink set forth therein, is incorporated herein by reference.

ITEM 9.01 Exhibits.

( c ) Exhibits

Exhibit No.    Description

99.1        Press release dated November 21, 2013.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2013	Alliance One International, Inc.
Registrant

/s/ Joel Thomas
_____________________________________
Joel Thomas
Vice President - Treasurer

Alliance One International, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

99.1	Press release dated November 21, 2013	5-6